S&T Bancorp Inc.

STBA
Nasdaq Listed

Profile:

S&T Bancorp, Inc. is a $7.1 billion financial holding company headquartered in Indiana, PA, located about 55 miles northeast of Pittsburgh, PA.

Founded in 1902 with a single location in Indiana, PA, S&T Bancorp, Inc. has expanded to five regional markets including Southwestern PA (Pittsburgh), Southcentral PA (Harrisburg), Northeast OH (Akron), Central OH (Columbus) and Western NY (Rochester). S&T provides a full range of financial services to individuals and businesses in PA and Northeast OH and has loan production offices in Central OH and Western NY.

Investment Thesis:

- Above peer performance
- Strategic and effective mergers and expansion
- Demonstrated expense discipline and efficiency
- Organic growth
- Sound asset quality
- Stable regional markets with long term oil and gas benefit

Recent Mergers and Expansions:

November 1, 2016
S&T Bank branch relocates to expanded facility in **Northeast OH**.

March 23, 2015
S&T Bank loan production office opens to service **Western NY.**

March 4, 2015
S&T Bancorp merges with **Integrity Bancshares** in **Southcentral PA**, adding 8 offices, $789 million in loans, and $722 million in deposits.

January 21, 2014
S&T Bank loan production office opens to service **Central OH**.

Key Statistics:

(Data as of 03.31.17)

Total Assets (in $ millions)	$7,065	Stock Price	$34.60
Common BV/Share	$24.45	Market Cap (in $ billions)	$1.2
Tangible BV/Share (Non-GAAP)	$16.02	Dividend Yield (annualized)	2.31%
		Price/Earnings (LTM)	16.4

S&T has locations in 5 Regional Markets



Western NY
Northeast OH
Southwestern PA
Southcentral PA
Central OH

Total Annualized Shareholder Return

Includes reinvested dividends
(Data as of 03.31.17)

	1 YR	3 YR	5 YR	10 YR
STBA	38.00%	16.39%	12.88%	3.64%
NASDAQ Bank	42.87%	14.16%	17.68%	3.73%
KRX-Dow Jones KBW Regional Bank	40.76%	12.77%	16.06%	3.55%
S&P 500	17.16%	10.34%	13.26%	7.49%

Source: Bloomberg

S&T Bancorp Inc.

STBA
Nasdaq Listed

Senior Management:

Todd D. Brice
President and Chief Executive Officer

Mark Kochvar
Senior Executive Vice President,
Chief Financial Officer

David G. Antolik
Senior Executive Vice President,
Chief Lending Officer

David P. Ruddock
Senior Executive Vice President,
Chief Operating Officer

Rebecca A. Stapleton
Senior Executive Vice President,
Chief Banking Officer

Investor Relations Contact:

Mark Kochvar
S&T Bancorp, Inc.
800 Philadelphia Street
Indiana, PA 15701
724.465.4826
mark.kochvar@stbank.net

For more information visit stbancorp.com or stbank.com.

Common stock traded on the NASDAQ under the symbol *STBA*

Analyst Coverage:

The following analysts published research about S&T Bancorp, Inc. in 2017.

Boenning & Scattergood
Matthew Schultheis • 610.832.5290
mschultheis@boenninginc.com

Keefe, Bruyette & Woods
Collyn Gilbert • 973.549.4092
collyn.gilbert@kbw.com

Piper Jaffray
Matthew Breese • 617.654.0728
matthew.m.breese@pjc.com

Raymond James
Daniel Cardenas • 312.655.2986
daniel.cardenas@raymondjames.com

Financial Highlights:

	1Q17	2016	2015	2014
Net Income (in $ thousands)	$18,188	$71,392	$67,081	$57,910
Diluted Earnings per Share	$0.52	$2.05	$1.98	$1.95
Dividends Declared per Share	$0.20	$0.77	$0.73	$0.68
Total Assets (in $ millions)	$7,065	$6,943	$6,318	$4,965
Total Loans (in $ millions)	$5,761	$5,615	$5,063	$3,872
Total Deposits (in $ millions)	$5,435	$5,272	$4,877	$3,909
Return on Average Assets*	1.06%	1.08%	1.13%	1.22%
Return on Average Equity*	8.68%	8.67%	8.94%	9.71%
Return on Tangible Equity *(Non-GAAP)	13.45%	13.71%	14.39%	14.02%
Net Interest Margin (FTE)*(Non-GAAP)	3.50%	3.47%	3.56%	3.50%
Nonperforming Assets/ Loans + OREO	0.81%	0.77%	0.71%	0.33%
Allowance for Loan Losses/ Total Loans	0.97%	0.94%	0.96%	1.24%
Net Loan Charge-offs / Average Loans *	0.15%	0.25%	0.22%	0.00%
Risk-based Capital - Total	12.02%	11.86%	11.60%	14.27%
Tangible Common Equity/ Tangible Assets (Non-GAAP)	8.28%	8.23%	8.24%	9.00%

* Annualized for quarterly data

Our Reputation Speaks for Itself...

- Named to the prestigious **Sandler O'Neill Sm-All Stars Class of 2013, 2014, & 2015.**
- **Superior Customer Service**
  Consistently ranked high in customer satisfaction.
- **American Heart Association**
  S&T recognized as a Gold Level Fit-Friendly Worksite in 2015.

S&T Bank
One customer at a time.

This document may contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements involve risks and uncertainties that could cause actual results to differ materially from the results discussed in these statements. These risks are detailed in the company's latest form 10-K filed with the Securities and Exchange Commission and any subsequently filed reports containing updates to these risks. Any such forward-looking statement or other information herein speaks only as of the particular dates referenced or the date such information or statement is made, and S&T undertakes no obligation to update any such information.

This document also contains or references, certain non-GAAP financial measures. Although S&T believes that these measures enhance investors' understanding of S&T's business and performance, these non-GAAP financial measures should not be considered an alternative to GAAP, and should be read in conjunction with the audited financial statements and analysis as presented in the Annual Report on Form 10-K as well as the unaudited financial statements and analyses as presented in the respective Quarterly Reports on Forms 10-Q for S&T Bancorp, Inc. and subsidiaries.